SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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Key Technology, Inc.

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150 Avery Street

Walla Walla, Washington 99362

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on February 7, 2007

To our Shareholders:

The 2007 Annual Meeting of Shareholders of Key Technology, Inc. will be held beginning at 8:00 a.m. on Wednesday, February 7, 2007 at the offices of the Company, 150 Avery Street, Walla Walla, Washington, for the following purposes:

1.	To elect two directors of the Company;

2.	To ratify the selection of the independent registered public accountants for fiscal 2007; and

3.	To transact such other business as may properly come before the Annual Meeting.

Only holders of record of the Company’s Common Stock at the close of business on December 1, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By order of the Board of Directors,

Gordon Wicher

Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Walla Walla, Washington

January 5, 2007

150 Avery Street

Walla Walla, Washington 99362

PROXY STATEMENT

2007 Annual Meeting of Shareholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the “Company”) of proxies to be voted at the 2007 Annual Meeting of Shareholders of the Company to be held beginning at 8:00 a.m. on Wednesday, February 7, 2007 at the Company’s executive offices located at 150 Avery Street, Walla Walla, Washington, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given, shares will be voted for the nominees for election as director and for the ratification of the selection of the independent registered public accountants. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. American Stock Transfer & Trust Company has been retained by the Company to act as registrar and transfer agent, in return for which the Company pays a monthly fee of $1,000.00. Its services also include the solicitation of voted proxies from brokers, nominees, institutions and individuals. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by telephone, facsimile, electronic transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 5, 2007.

VOTING

Holders of record of the Company’s Common Stock on December 1, 2006 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 5,405,077 shares of Common Stock outstanding and entitled to vote. A majority of outstanding shares as of December 1, 2006, or 2,702,539 shares, will constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock entitles the holder to one vote in the election of directors and on any other matter that may properly come before the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement for the Annual Meeting, but will not be counted for or against any proposal. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present. All other matters will be approved if the number of votes cast by such holders in favor of the proposal exceeds the number of votes cast opposing the proposal. Shareholders are not entitled to cumulative voting in the election of directors or with respect to any other matter.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently comprises six directors. The directors are divided into three classes, each consisting of two directors. One class is elected each year for a three-year term. David M. Camp, the Company’s Chief Executive Officer, was appointed to the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee on November 15, 2006. Mr. Camp was initially recommended by a third-party search firm, retained by a committee of independent directors, to provide assistance in identifying and evaluating candidates for the position of chief executive officer of the Company.

The two nominees recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors for election as directors at this year’s Annual Meeting, to serve until the Annual Meeting of Shareholders in 2010 or until their respective successors are elected and qualified, are John E. Pelo and Charles H. Stonecipher.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees.

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any adjournment or postponement thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors on the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Messrs. Pelo and Stonecipher.

The following table sets forth certain information about each nominee for election to the Company’s Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading “Principal Shareholders - Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals. The table below sets forth the following information about the directors and officers, and one other significant employee, of the Company, as of December 1, 2006: (i) name and age; (ii) all positions and offices held with the Company; (iii) the period of service as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

Name	Age	Positions	Has Been a Director or Officer Since	Expiration of Current Term
Nominees for Election
John E. Pelo † **	50	Director	1998	2007
Charles H. Stonecipher † **	45	Director	2004	2007

Name	Age	Positions	Has Been a Director or Officer Since	Expiration of Current Term
Directors Continuing in Office
David M. Camp, Ph.D.	56	Director, President and Chief Executive Officer	2006	2008
Thomas C. Madsen	59	Chairman	1982	2008
Michael L. Shannon * **	56	Director	2000	2009
Donald A. Washburn † * **	62	Director	2003	2009

Additional Officers
John C. Boutsikaris	58	Senior Vice President of Sales and Marketing	2005
Ronald W. Burgess	58	Senior Vice President and Chief Financial Officer	2005
Craig T. J. Miller	56	Senior Vice President and General Manager of Aftermarket Business	2005
Gordon Wicher	60	Secretary and Senior Vice President and General Manager of Americas and Asia	1982

Other Significant Employee
James D. Ruff	42	Managing Director of Key Technology B.V.	2004

†	Member of the Audit Committee

*	Member of the Compensation Committee

**	Member of the Nominating and Corporate Governance Committee

Nominees for Election

Mr. Pelo has served as a director of the Company since 1998. He has been President and Chief Executive Officer of Swire Coca-Cola USA, a subsidiary of Swire Pacific Ltd., since 1996. Swire Pacific is a diversified holding company with real estate, shipping, airline, trading, and soft drink interests in Asia and North America. Between 1984 and 1996, he served as General Manager of one of Swire’s soft drink operations in the United States.

Mr. Stonecipher has been a director of the Company since 2004. He served as Executive Vice President of Strategy and Corporate Development for Advanced Digital Information Corporation (“ADIC”), a supplier of data storage solutions for client server computing networks, from 2005 to 2006, and as Executive Vice President of Product Development and Strategy from 2004 to 2005. Mr. Stonecipher served as President and Chief Operating Officer of ADIC from 1997 to 2004, and as Senior Vice President and Chief Operating Officer from 1995 to 1997. Between 1994 and 1996, he served as Vice President of Finance and Administration and Chief Financial Officer of Interpoint Corporation, an electronic technology company, which owned ADIC. From 1989 to 1994, he worked as a manager and consultant at Bain & Company, a global business consulting firm.

Directors Continuing in Office

Mr. Camp was appointed President and Chief Executive Officer of the Company in October 2006, and was appointed to serve on the Company’s Board of Directors in November 2006. In 2005 and 2006, he served as a consultant with The Thomas Group, a military-oriented consulting firm, on an engagement with the U.S. Navy. From 2001 to 2005, he served as President of BOC Edwards Kachina, a worldwide supplier of services for advanced scientific instrumentation and systems for the semiconductor industry. He served as President and Chief Executive Officer, and as a director, of International Isotopes, a contract manufacturing services company for the nuclear medicine industry, from 1999 to 2001, and as Vice President and General Manager of the Microelectronics Gas Process unit of Millipore Corporation, a leader in membrane separation technology, from 1998 to 1999. Between 1996 and 1998, he served as President of General Signal Corporation, Kayex Unit, an international manufacturer and marketer of silicon crystal growers.

Mr. Madsen has been Chairman of the Board since 2000, and has been a director of the Company since 1982. He has served as a consultant to the Company since January 2004. Mr. Madsen served as Chief Executive Officer from 1982 to 2003, and as President from 1982 to 2001. He served in various executive capacities with the Company’s predecessor beginning in 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980, and Vice President of Engineering from 1975 to 1979.

Mr. Shannon has been a director of the Company since 2000. In 2006, he co-founded Concerto Development LLC, a real estate development firm. Mr. Shannon has served as principal of The General Counsel Law Firm since 1994. From 1995 to 2004, he also served as Chairman and Chief Executive Officer of Data Access Technologies, Inc., a software company, and was Chief Operating Officer of DNA, a developer and marketer of office furniture, from 2001 to 2003. Between 1985 and 1989, Mr. Shannon served as Associate General Counsel for the Santa Fe International Corporation and, from 1989 to 1993, served as Senior Vice President, General Counsel and Secretary of that company. From 1976 to 1985, he practiced law with the firm of McCutchen, Black, Verleger, and Shea, becoming a partner in 1984.

Mr. Washburn has been a director of the Company since 2003. He served as an Executive Vice President of Northwest Airlines, Inc. from 1995 to 1998, and as a Senior Vice President from 1990 to 1995. He also served as Chairman and President of Northwest Cargo, a wholly-owned subsidiary of Northwest Airlines, Inc., from 1997 to 1998. Mr. Washburn served as Senior Vice President, responsible for worldwide real estate development and acquisition activities, from 1984 to 1989 for Marriott Corporation, and as Executive Vice President, with general management responsibility for the Courtyard Hotel Division, from 1989 to 1990. Currently, Mr. Washburn serves as a trustee of LaSalle Hotel Properties, a real estate investment trust. Mr. Washburn also serves as a director of The Greenbrier Companies, Inc., a supplier of transportation equipment and services to the railroad and related industries, and he is a director of Amedisys, Inc., a multi-state provider of home healthcare nursing services.

Additional Officers

Mr. Boutsikaris has been Senior Vice President of Sales and Marketing of the Company since 2005. He served as Executive Vice President of Worldwide Sales and Marketing for Pemstar Corporation, a global electronic development and manufacturing services company, from 2004 to 2005. From 1992 to 2003, Mr. Boutsikaris was employed by Agilent Technologies/Hewlett-Packard, a communications, electronics, life sciences and chemical analysis company, in various capacities including Vice President of the Worldwide Channel Partner Unit from 2001 to 2003, Worldwide

Manager of the Channel Partner Program from 1997 to 2001, Americas Region Manager of the Channel Partner Program from 1995 to 1997, and Major Accounts Manager from 1992 to 1995.

Mr. Burgess has been Senior Vice President and Chief Financial Officer of the Company since 2005. He was employed by Roseburg Forest Products Company, a private integrated forest products company, from 1998 to 2004, serving as Vice President of Finance and Chief Financial Officer from 1999 to 2004, and as Corporate Controller from 1998 to 1999. Mr. Burgess was employed by Harris Corporation, a multi-national manufacturer of electronic communication and test equipment from 1978 to 1998, serving as Controller for the company’s Network Support Systems Division from 1988 to 1998, and in various other positions, including Senior Manager of Financial Accounting and Planning and Senior Manager of Accounting and Budgeting.

Mr. Miller has been Senior Vice President and General Manager of Aftermarket Business of the Company since 2005. From 2001 to 2005, he served as President and Chief Executive Officer of Solance Technologies, Inc., a software startup company developing control and automation software for electronic instruments. Mr. Miller was employed by Fluke Corporation, a manufacturer of electronic test and measurement instruments, from 1984 to 2000, serving in various positions, including Vice President of Sales and Marketing from 1998 to 2000, Vice President of Marketing from 1996 to 1998, Marketing Director of the Service Tools Division from 1995 to 1996, Sales and Marketing Manager for European Operations from 1993 to 1995, and General Manager of Intercontinental Operations from 1984 to 1993.

Mr. Wicher has been Secretary of the Company since 1982, and served as a director from 1982 to 2004. He has served as Senior Vice President and General Manager of Americas and Asia for the Company since 2005. From 2001 to 2005, Mr. Wicher served as Vice President of Operations, and from 1996 to 2001 as Vice President-General Manager of Specialized Conveying Systems. He served as Vice President of Manufacturing from 1991 to 1996, and as Chief Financial Officer from 1983 to 1994. Mr. Wicher served as Controller of the Company’s predecessor from 1980 to 1983.

Other Significant Employee

Mr. Ruff was appointed in 2004 as Managing Director of Key Technology B.V., a subsidiary of the Company located in Beusichem, the Netherlands. He served the Company as Engineering Manager from 2002 to 2004, and as Project Engineering Manager for Specialized Conveying Systems from 1999 to 2002. Between 1996 and 1999, Mr. Ruff completed a special assignment in the Netherlands as Engineering Manager of Key Technology B.V. From 1993 to 1996, he served as Project Engineering Manager of the Company.

During fiscal 2006, the Board of Directors held eight meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member during the period of such director’s service during fiscal 2006.

The Board of Directors does not currently have a policy with regard to the attendance of board members at the annual meeting of shareholders. All five of the current directors of the Company then-serving attended the Company’s 2006 Annual Meeting of Shareholders.

The Board of Directors has determined that a majority of its directors presently meet the independence standards established under the applicable rules of The Nasdaq Global Market. These directors are Messrs. Pelo, Shannon, Stonecipher and Washburn.

The Audit Committee consists of three members: Mr. Stonecipher, Chairman, Mr. Pelo, and Mr. Washburn. All of the Audit Committee members are independent, as defined under the rules of The Nasdaq Global Market. The Audit Committee operates under a written charter adopted by the Board of Directors, which is provided to shareholders as Appendix A to this Proxy Statement and is available on the Company’s website at www.key.net. The function of the Audit Committee is to review the performance of and recommend to the Board of Directors the appointment of the Company’s independent registered public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to shareholders and others, to review the Company’s internal controls, and to consult with and review recommendations made by the Company’s independent registered public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time-to-time. The Audit Committee met ten times during fiscal 2006.

The Compensation Committee consists of two members: Mr. Shannon, Chairman, and Mr. Washburn. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.key.net. The Compensation Committee is charged with reviewing and approving corporate goals and objectives relevant to compensation of the Company’s chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives, and determining and approving the compensation level of the chief executive officer based on this evaluation. The Compensation Committee is also charged with, among other matters, considering and making recommendations to the Board of Directors regarding the compensation of the senior executives of the Company; and considering, reviewing and granting awards under stock incentive plans and administering such plans. The Compensation Committee met four times during fiscal 2006.

The Nominating and Corporate Governance Committee consists of four members: Mr. Washburn, Chairman, Mr. Pelo, Mr. Shannon, and Mr. Stonecipher, all of whom were appointed by the full Board of Directors and are independent directors as defined under the rules of The Nasdaq Global Market. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.key.net. The Nominating and Corporate Governance Committee met four times during fiscal 2006.

The Nominating and Corporate Governance Committee receives suggestions for potential director nominees from many sources, including members of the Board of Directors, advisors, and shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the Nominating and Corporate Governance Committee in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group will be reviewed and considered by the Nominating and Corporate Governance Committee in the same manner as all other candidates.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Nominating and Corporate Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders. The Nominating and Corporate Governance Committee, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews, and reviewing such other information as may be deemed relevant. Candidates whose evaluations are favorable are then chosen by a majority of the members of the Nominating and Corporate Governance Committee to be recommended for selection by the Board of Directors. The Board of Directors selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting. The Company does not currently employ an executive search firm, or pay a fee to any third party to locate qualified candidates for director positions.

A shareholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company’s Secretary at its principal executive offices. The submission must be received at the Company’s principal executive offices not less than 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. For the 2008 annual meeting, this date would be September 7, 2007. However, if the Company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

A shareholder’s notice to the Secretary in order to be valid must set forth (i) the name and address, as they appear on the Company’s books, of the shareholder nominating such candidate; (ii) the class and number of shares of the Company which are beneficially owned by the shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) the principal occupation or employment of the nominee; (v) the number of shares of the Company’s Common Stock beneficially owned by the nominee, if any; (vi) a description of all arrangements or understandings between the shareholder and each nominee and any other persons pursuant to which the shareholder is making the nomination; and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Company has adopted the Key Technology, Inc. Code of Business Conduct and Ethics which applies to all of the Company’s directors and employees, including its chief executive officer and senior financial officers. The Code of Business Conduct and Ethics is available on the Company’s website at www.key.net and will be provided without charge to any shareholder upon written request to: Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362. The Code of Business Conduct and Ethics provides that any waiver of its applicability to any director or executive officer may be made only by the Board of Directors or an appropriately designated Board committee and will be publicly disclosed promptly to the Company’s shareholders.

Compensation of Directors

Any member of the Board of Directors who is an employee of the Company is not separately compensated for serving on the Board of Directors. For fiscal year 2006, independent directors were paid an annual retainer of $50,000 plus reimbursement of expenses. The chairman of the Audit Committee receives an additional annual retainer of $2,500 to reflect the additional responsibilities required by that position. The annual retainer for non-employee directors consists of $12,500 paid in cash and the equivalent of $37,500 in restricted stock based upon the current market price on the date of grant, subject to the terms of the Company’s 2003 Restated Employees’ Stock Incentive Plan. For fiscal year 2006, independent directors were awarded 3,125 shares of restricted stock. Mr. Madsen, who is a consultant to the Company, was also granted 3,125 shares of restricted stock. These grants vest on the first anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 14, 2003, the Company entered into a Consulting Agreement with Thomas C. Madsen to be in effect from January 1, 2004 through December 31, 2006. The agreement provided for a monthly fee of $6,250 to be paid to Mr. Madsen, wherein Mr. Madsen, as an independent contractor, was responsible for all attributable taxes. The agreement contained a non-compete provision whereby Mr. Madsen agreed to not solicit for hire or assist others in the solicitation for hire of any employees of the Company, or engage in any activity, whether directly or through or on behalf of one or more entities or other persons, that competed directly or indirectly with any product or service provided by the Company to its customers in any geographic region then served by the Company.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid to Certain Executive Officers

The following table sets forth, for the fiscal years ended September 30, 2006, 2005 and 2004, compensation information with respect to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers in fiscal 2006.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards		All Other Compensation ($)
Name and Principal Position	Year	Salary (1) ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)
Kirk W. Morton Former President and Chief Executive Officer (2)	2006 2005 2004	55,000 228,460 219,999	0 13,200 101		* * *	0 0 0	0 0 0	5,918(3) 8,130(3) 18,702(3)

John C. Boutsikaris Senior Vice President of Sales and Marketing (5)	2006 2005	200,000 30,769	53,464 0	(6)	* *	0 338,670(4)	0 0	774(7) 97(7)

Ronald W. Burgess Senior Vice President and Chief Financial Officer (8)	2006 2005	200,000 111,539	3,456 35,000	(9)	*	0 338,670(4)	0 0	5,492(10) 419(10)

Craig T. J. Miller Senior Vice President and General Manager of Aftermarket Business (11)	2006 2005	175,000 111,058	4,788 65,500	(12)	* *	0 338,670(4)	0 0	3,466(13) 653(13)

Gordon Wicher Senior Vice President and General Manager of Americas and Asia	2006 2005 2004	200,000 193,846 185,001	6,048 8,000 101		* * *	0 178,920(4) 0	0 0 0	9,564(14) 7,463(14) 18,309(14)

*	Benefits and perquisites received totaled less than 10% of combined salary and bonus.

(1)	Includes amounts deferred by the executive officers under the Company’s Profit Sharing and 401(k) Plan.

(2)	Mr. Morton resigned from all of his positions with the Company, including his positions of President, Chief Executive Officer and Director, effective December 31, 2005.

(3)	Consists of the following: $5,866, $7,950, and $18,522 contributed by the Company under its Profit Sharing and 401(k) Plan in 2006, 2005, and 2004, respectively, and term life insurance premiums of $53, $180, and $180 in 2006, 2005, and 2004, respectively.

(4)	As of September 30, 2006, Mr. Boutsikaris held 26,500 shares of restricted stock, Mr. Burgess held 26,500 shares of restricted stock, Mr. Miller held 26,500 shares of restricted stock, and Mr. Wicher held 14,000 shares of restricted stock. The dollar values disclosed in the table are based on the closing price of the Company’s common stock on September 30, 2006 of $12.78 per share. The restrictions on the shares of restricted stock awarded lapse between December 2007 and August 2008, based on the achievement of certain performance criteria and continued employment. Cash dividends, if any, paid during the restriction period will be paid directly to the recipient.

(5)	Mr. Boutsikaris joined the Company in August 2005.

(6)	Includes a one-time relocation bonus in the amount of $25,000 and an incentive bonus of $17,250, both awarded outside of the Management Incentive Plan, and a bonus in the amount of $11,214 as part of the 2006 Management Incentive Plan distribution.

(7)	Consists of term life insurance premiums of $774 and $97 in 2006 and 2005, respectively.

(8)	Mr. Burgess joined the Company in March 2005.

(9)	Includes a one-time relocation bonus in the amount of $25,000 awarded outside of the Management Incentive Plan, and a bonus in the amount of $10,000 as part of the 2005 Management Incentive Plan distribution.

(10)	Consists of the following: $4,718 contributed by the Company under its Profit Sharing and 401(k) Plan in 2006, and term life insurance premiums of $774 and $419 in 2006 and 2005, respectively.

(11)	Mr. Miller joined the Company in February 2005.

(12)	Includes a one-time relocation bonus in the amount of $25,000 awarded outside of the Management Incentive Plan, and a bonus in the amount of $40,500 as part of the 2005 Management Incentive Plan distribution.

(13)	Consists of the following: $2,692 contributed by the Company under its Profit Sharing and 401(k) Plan in 2006, and term life insurance premiums of $774 and $653 in 2006 and 2005, respectively.

(14)	Consists of the following: $8,462, $6,689, and $17,535 contributed by the Company under its Profit Sharing and 401(k) Plan in 2006, 2005 and 2004, respectively, and term life insurance premiums of $1,102, $774, and $774 in 2006, 2005 and 2004, respectively.

Severance Agreements

On September 26, 2006, the Company entered into interim severance agreements with certain of its executives. The interim severance agreements with Ronald W. Burgess, John C. Boutsikaris and Craig T. J. Miller provide that if the named executive is terminated by the Company at any time prior to March 31, 2007, notwithstanding the executive’s good faith efforts to perform the responsibilities of his position, the Company will pay to the executive severance in the amount of six consecutive monthly payments of $16,667 each. Such payments will begin on the first Company pay period following the termination of employment and are contingent upon the concurrent execution of a severance agreement prepared by the Company. The interim severance agreement with Gordon Wicher provides that if Mr. Wicher is terminated by the Company at any time prior to March 31, 2007, notwithstanding his good faith efforts to perform the responsibilities of his position, or if Mr. Wicher remains employed with the Company through December 31, 2006, but elects to terminate employment prior to January 5, 2007, the Company will pay to Mr. Wicher six months’ salary continuation payments, payable at the Company’s normal pay periods, at the salary level in effect at the date of termination of employment, plus reimbursement of amounts payable by Mr. Wicher during the six-month period to retain health benefits coverage under COBRA, if so elected by Mr. Wicher. Mr. Wicher’s severance benefits are also contingent upon the concurrent execution of a severance agreement prepared by the Company.

Stock Options Granted to Certain Executive Officers During Fiscal 2006

During fiscal 2006, no options for the purchase of the Company’s Common Stock were awarded to the Company’s Chief Executive Officer or the four other most highly compensated executive officers of the Company.

Stock Option Exercises During Fiscal 2006

The following table sets forth certain information regarding aggregated option exercises in fiscal 2006 and fiscal 2006 year-end option/SAR values for the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2006

AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Kirk W. Morton	7,500	51,468	0	0	0	0
John C. Boutsikaris	0	0	0	0	0	0
Ronald W. Burgess	0	0	0	0	0	0
Craig T. J. Miller	0	0	0	0	0	0
Gordon Wicher	0	0	43,125	1,875	$106,125	$5,775

(1)	The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options of $12.78 at fiscal year end, September 30, 2006, and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

With respect to fiscal 2006, the Compensation Committee of the Board of Directors reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option or restricted stock compensation for the executive officers of the Company. The two members of the Compensation Committee were not eligible to participate in any of the Company’s incentive compensation plans in fiscal 2006, but did each receive a grant of restricted stock under the Company’s 2003 Restated Employees’ Stock Incentive Plan as a portion of their director compensation. As used in this report, the term “Compensation Committee” refers to Messrs. Shannon and Washburn.

It is the Company’s policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance and the individual’s personal contribution to the business. There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value or restricted stock grants.

Base Salary

In reaching the determinations concerning fiscal 2006 executive officer base salaries, the Compensation Committee considered the recommendations of the Company’s former Chief Executive Officer prior to his resignation, individual performance, and the Company’s financial performance.

Management Incentive Compensation

The Company’s bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company’s performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant’s contributions to the success of the Company.

In one component of the Company’s Management Incentive Plan, an annual goal is established for the measurement of net income as a percentage of sales. If this goal is met, employees who participate in this component of the Plan are eligible for an incentive payment that is a pre-determined percentage of their base salary. If the Company’s results exceed the minimum percentage, successively higher levels of return-on-sales lead to higher percentages of the individual’s base salary being paid in bonus. For fiscal 2006, the Company’s net income did not meet the minimum percentage of sales required in order to trigger incentive payments under this portion of the Management Incentive Plan and no bonuses were paid under this part of the Plan.

The second component of the Company’s Management Incentive Plan is a goal-driven plan with individual objectives defined at the beginning of the fiscal year for each participant. These objectives relate to attainment of specific goals in the participant’s position or for major operating achievements. It is intended that the goals in this portion of the Plan are to be objective and quantifiable wherever possible. At the conclusion of the fiscal year, an assessment of the individual’s performance is completed by their manager and reviewed by the Chief Executive Officer, and a percentage of the individual’s base salary can be earned, subject to a maximum percentage for any individual participant. For fiscal 2006, the Compensation Committee approved bonuses under the second component of the Management Incentive Plan in the amount of $271,751 for distribution to an aggregate of 52 participants.

In addition to the Company’s Management Incentive Plan, certain senior executives participate in individual incentive plans tied to the performance of certain aspects of the Company’s business. These individual incentive plans are designed to be part of the executive’s basic compensation package and to place a percentage of the executive’s total compensation at risk to encourage achievement against measured quantitative goals. For fiscal 2006, Mr. Miller and Mr. Boutsikaris participated in such an individual plan.

Stock Incentive Compensation

The Compensation Committee believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company’s Common Stock price increases. The Compensation Committee also believes that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Compensation Committee, or the Board of Directors, since 1989, has, from time-to-time, awarded stock options to executive officers and key employees through the 2003 Restated Employees’ Stock Incentive Plan (“the Plan”) and predecessor plans. No stock options were awarded to the Chief Executive Officer or the other named executive officers in fiscal 2006.

The Compensation Committee also uses restricted stock as part of incentive compensation to align the interests of executive officers with those of the Company’s shareholders. Under the Plan, the Compensation Committee can make equity incentive awards in the form of restricted stock grants with restrictions that lapse in future years, depending on the continued employment of the executive or the achievement of performance criteria. The lapse of the restrictions on some awards is contingent upon the continued employment of the executives for three years, and the lapse of the restrictions on other awards is contingent upon increases in the Company’s net earnings over a three-year period beginning in fiscal 2005. The Compensation Committee believes such awards of restricted stock provide the executives with a continuing stake in the long-term success of the Company. In fiscal 2006, the Board of Directors did not award restricted stock grants to the executive officers of the Company, other than in connection with the hiring of a new Chief Executive Officer as described below.

Compensation of the Chief Executive Officer

On September 25, 2006, the Company appointed David M. Camp as its new Chief Executive Officer. Mr. Camp’s compensation was determined by the Compensation Committee using the same general philosophy and in the same manner as described for all executive officers, through base salary, management incentive compensation and stock incentive awards. In evaluating annual compensation for Mr. Camp, the Compensation Committee examined the operating performance of the Company for the prior year, as well as the projections and expectations for the current year. For fiscal 2007, Mr. Camp’s annual base salary will be $275,000. Mr. Camp did not participate in the Management Incentive Plan in fiscal 2006.

As part of Mr. Camp’s 2007 and future compensation, he received for fiscal 2007 an award of 21,602 shares of restricted stock. The dollar value of the award was $275,000 based on the fair market value of the Company’s common stock on the date of the award. Fifty percent of the restricted shares will vest based on continued employment in three equal annual installments beginning on the one-year anniversary of hire, and 50% of the restricted shares will vest based on financial performance criteria over the same three-year period determined by the Compensation Committee. On the first and second anniversaries of his hire date, Mr. Camp will receive an identical number of shares as were granted for fiscal 2007, with 50% of such shares subject to the same continued employment-based vesting as used with the initial award over the three-year period following the grant, and the other 50% based upon financial performance criteria. Consistent with its prior practice, the Compensation Committee anticipates the financial performance criteria will be based on several factors, including revenue growth, earnings and return on equity. Mr. Camp is, in addition, eligible for a cash bonus in the discretion of the Compensation Committee, in an amount up to 100% of his base compensation if such performance criteria are met, and up to 200% of his base compensation if such performance criteria are exceeded.

The Compensation Committee believes that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

December 11, 2006

Respectfully submitted,

Michael L. Shannon, Chairman

Donald A. Washburn

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG KEY TECHNOLOGY, INC., A PEER GROUP,

AND THE RUSSELL MICROCAP INDEX

TOTAL RETURN

ANALYSIS

	9/30/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006
Key Technology	$100.00	$170.39	$403.68	$382.65	$482.91	$434.61
Peer Group	$100.00	$95.01	$141.29	$217.09	$249.64	$271.93
Russell Microcap	$100.00	$94.27	$145.43	$167.03	$195.40	$209.12

PEER GROUP: Cognex Corp., Perceptron, Inc., Flir Systems, Inc., Flow International Corp., Elbit Vision Systems Ltd., PPT Vision, Inc., Robotic Vision Systems, Inc., FMC Technologies, Inc.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of December 1, 2006, with respect to the beneficial ownership of the Company’s Common Stock by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock, by each director or nominee for director, by each named executive officer, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares listed.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
John C. Boutsikaris	27,223		*
Ronald W. Burgess	32,598		*
David M. Camp	21,602		*
Thomas C. Madsen	452,866	(2)	8.3
Craig T. J. Miller	29,115		*
Kirk W. Morton	3,000		*
John E. Pelo	45,125	(2)	*
Michael L. Shannon	201,875	(2)	3.7
Charles H. Stonecipher	10,625	(2)	*
Donald A. Washburn	48,075	(2)	*
Gordon Wicher	212,107	(2)(3)	3.9
Richard L. Scott 100 First Stamford Place Stamford, CT 06902	460,649	(4)	8.5
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	569,183	(5)	10.5
Bank of America Columbia Management Group, Inc. Columbia Management Advisors, Inc. NB Holdings Corporation 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	606,067	(6)	11.2
All executive officers and directors as a group (10 persons)	924,961		19.4

*	Less than one percent.

(1)	Unless otherwise specified, the address for each beneficial owner is c/o Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362.

(2)	Includes shares of Common Stock purchasable under options exercisable within 60 days of December 1, 2006 in the following amounts:

Thomas C. Madsen	52,500	Charles H. Stonecipher	7,500
John E. Pelo	38,750	Donald A. Washburn	13,750
Michael L. Shannon	28,750	Gordon Wicher	15,000

(3)	Does not include 12,500 shares of restricted stock awarded to Mr. Wicher on November 14, 2006, but which shares had not been issued as of December 1, 2006.

(4)	Information is based solely on the Schedule 13D, dated May 15, 2006, filed with the Securities and Exchange Commission.

(5)	Information is based solely on the Schedule 13G, dated January 30, 2006, filed with the Securities and Exchange Commission.

(6)	Information is based solely on the Schedule 13G, dated February 3, 2006, filed with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on the Company’s review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), the Company believes that all of the Section 16(a) filing requirements applicable to such persons were met during fiscal 2006.

AUDIT COMMITTEE REPORT AND OTHER RELATED MATTERS

Report of the Audit Committee of the Board of Directors

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of the Board of Directors of Key Technology, Inc. comprises three non-employee directors who meet the independence standards of The Nasdaq Global Market. The members of the Audit Committee are Charles H. Stonecipher, Chairman, John E. Pelo and Donald A. Washburn. The Board has determined that Mr. Stonecipher qualifies as an “audit committee financial expert” under federal securities laws. The Audit Committee operates under a written charter adopted by the Board of Directors and provided to shareholders as Appendix A to this Proxy Statement. Among other things, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accountants (the “public accountants”). The Audit Committee has adopted a policy for the pre-approval of services provided by the public accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the public accountants of the Company. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements separately with management and the Company’s public accountants. The Audit Committee discussed with the public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Company’s public accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the Company’s public accountants that firm’s independence and considered whether the non-audit services provided by the Company’s public accountants were compatible with maintaining the independence of such public accountants.

Based upon the Audit Committee’s discussion with management and the public accountants and the Audit Committee’s review of the representations of management and the report of the public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the Securities and Exchange Commission.

In compliance with the Sarbanes-Oxley Act, the Audit Committee has established procedures, including receipt, retention, and treatment of complaints, for confidential, anonymous reporting of employee concerns with regard to accounting controls or auditing matters.

December 11, 2006

Respectfully submitted,

Charles H. Stonecipher, Chairman

John E. Pelo

Donald A. Washburn

Fees Paid to Grant Thornton LLP

The following table shows the fees paid by the Company for the audit and other services provided by Grant Thornton LLP for fiscal years 2006 and 2005, respectively.

	FY 2006	FY 2005
Audit Fees	$276,475	$232,297
Audit-Related Fees	0	3,570
Tax Fees	2,240	2,100
All Other Fees	0	0

Totals	$278,715	$237,967

“Audit Fees” represent aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s financial statements for each of the years ended September 30, 2006 and 2005, and for review of the financial statements included in each of the Company’s Forms 10-Q. “Audit Related Fees” are billed fees for each of the years ended September 30, 2006 and 2005 for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under the caption “Audit Fees” above, including Form S-8 related services. “Tax Fees” include fees primarily related to compliance services for international corporate income tax returns and for company employees living abroad. All of the services described above were approved by the Audit Committee.

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy provides for specific types of permitted services. The policy requires specific pre-approval of all permitted services. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee’s charter delegates to a designated member the authority to address any requests for pre-approval of services between Audit Committee meetings, and the designated member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2007.

Change of Independent Registered Public Accountants

On March 25, 2005, the Audit Committee of the Board of Directors of the Company appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005 and dismissed Deloitte & Touche LLP as the Company’s auditors for the 2005 fiscal year. Deloitte & Touche completed its engagement as the Company’s auditors for the 2004 fiscal year.

Deloitte & Touche’s reports on the Company’s consolidated financial statements for the fiscal years ended September 30, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2004 made reference to the Company’s adoption of EITF No. 03-06 and SFAS No. 142, and the report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2003 made reference to the Company’s adoption of SFAS No. 145 and SFAS No. 142.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended September 30, 2004 and 2003, there were no disagreements between the Company and Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report. During fiscal 2004 and 2003, there were no “reportable events” (as defined in Regulation S-K, Item 304 (a) (1) (v)).

During fiscal 2004 and 2003, and the period during fiscal 2005 preceding the date of engagement of Grant Thornton, the Company did not consult with Grant Thornton regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any disagreement between the Company and Deloitte & Touche, or any reportable event.

Grant Thornton LLP acted as independent registered public accountants for the Company for fiscal year 2006. A representative of Grant Thornton LLP is expected to be present at the Annual

Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal year 2007.

The Board of Directors recommends a vote FOR ratification of the selection of

Grant Thornton LLP as the Company’s independent registered public accountants for fiscal year 2007.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the Annual Meeting.

Shareholders may only bring business before an Annual Meeting if the shareholder proceeds in compliance with the Company’s Restated Bylaws. For business to be properly brought before the 2007 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on January 8, 2007. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business; (b) the shareholder’s name and address as they appear on the Company’s books; (c) the number of shares of Common Stock beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. The presiding officer at any Annual Meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

To be eligible for inclusion in the Company’s proxy materials for the 2008 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing such proposals, be received not later than September 7, 2007 by the Secretary of the Company at the Company’s principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

Any shareholder or other interested party desiring to communicate with the Board of Directors, or one or more members, or a particular committee, may do so by addressing their written correspondence to Key Technology, Inc., Board of Directors, c/o Corporate Secretary, at the Company’s principal executive offices, 150 Avery Street, Walla Walla, Washington 99362. The Secretary of the Company will promptly forward all such communications to the specified addressees, as appropriate.

It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

A copy of the Company’s 2006 Annual Report on Form 10-K will be available to shareholders without charge upon request to: Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362.

By order of the Board of Directors,

Gordon Wicher

Secretary

Dated: January 5, 2007

APPENDIX A

Key Technology, Inc.

AUDIT COMMITTEE CHARTER

The Audit Committee of the Board of Directors of Key Technology, Inc. (the “Company”) is appointed by the Board to assist the Board in fulfilling its responsibility in overseeing the quality and integrity of the accounting, auditing and reporting practices of the Company and to carry out such other duties as directed by the Board. This Charter of the Audit Committee supplements the provisions of Article 3, Section 4 of the Company’s Amended and Restated Bylaws and further defines the role, authority and responsibility of the Audit Committee.

Number of Members and Appointment

The Audit Committee shall be composed of no fewer than three members of the Board of Directors. Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.

Qualifications of Members

Each member of the Audit Committee shall be a Director, meet the requirement for independence and in the judgment of the Board of Directors, be financially literate. Each member of the Audit Committee shall possess the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities.

Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independent judgment. No member of the Audit Committee shall be an affiliate of the Company or an officer or employee of the Company or any of its subsidiaries. Appointments to the Audit Committee shall be consistent with standards for determining independence as set forth in the Sarbanes–Oxley Act of 2002 as implemented by the Securities and Exchange Commission, and the standards adopted by Nasdaq, or such other national securities exchange as shall be the principal market for trading of the Company’s securities.

Meetings, Quorum, Informal Actions, Minutes

The Audit Committee shall meet on a regular basis, but not less than quarterly. Special meetings may be called by the Chair of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee.

The Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

Members of the Audit Committee shall meet periodically with officers or employees of the Company and its subsidiaries and with the Company’s independent auditors and may conduct informal inquiries and studies without the necessity of formal meetings. The Audit Committee may delegate to its chair or to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of operations.

Responsibilities

The Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent auditors. The independent auditor shall report directly to the Audit Committee. The Board of Directors may, in its discretion, determine to submit to stockholders for approval or ratification the appointment of the Company’s independent auditors.

The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and independent auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de-minimus exceptions for non-audit services permitted by statute.

The Audit Committee shall oversee the independence and performance of the Company’s independent auditors. The Committee shall ensure that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and shall engage in an active dialogue with the auditors with respect to any disclosed relationships or services that may affect the auditor’s independence or objectivity.

Without limiting the generality of the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

Oversight of Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Review and discuss quarterly reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special procedures adopted in light of material control deficiencies.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidelines provided to analysts and rating agencies.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q’s about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review with management and the independent auditors changes in accounting standards or rules proposed by the Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company’s financial statements.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review the compensation of, and oversee the work of the independent auditor.

•	Review the scope of the proposed audit to be performed with respect to the Company’s financial statements in the context of the Company’s particular characteristics and requirements.

•	Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit, if any.

•	Review and discuss with the independent auditor the written disclosures provided by the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

•	At least annually, meet privately with the independent auditors in executive session to, among other matters, help evaluate the Company’s internal financial accounting and reporting staff and procedures.

Other Responsibilities

•	Report the Committee’s activities to the full Board of Directors on a regular basis.

•	Review and assess the adequacy of this Charter on an annual basis.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Obtain reports from management and the independent auditor that the Company and its subsidiaries conform to applicable legal requirements and the Company’s Code of Business Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Ethics.

Committee Resources

The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

This Audit Commttee Charter was adopted by the Board of Directors of Key Technology, Inc. on February 5, 2003.

PROXY

KEY TECHNOLOGY, INC.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders, February 7, 2007

The undersigned hereby appoints Thomas C. Madsen and Gordon Wicher, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC. on February 7, 2007, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE Δ

Please mark your votes as indicated in this example.	☒

PROPOSAL TO ELECT JOHN E. PELO AND CHARLES H. STONECIPHER AS DIRECTORS. (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE’S NAME ABOVE.)	FOR nominees listed (except as withheld) ☐	WITHHOLD AUTHORITY to vote for nominees listed ☐	PROPOSAL TO RATIFY SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2007 FISCAL YEAR.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as specified on the above matters, but if no specification is made, this proxy will be voted for the election of the nominees for director and for approval of the selection of independent registered public accountants. In addition, the proxies may vote in their discretion as to other matters as may properly come before the annual meeting, or any adjournments or postponements thereof.

Please mark, date, sign and return this proxy in the enclosed envelope.

Signature(s) ________________________________________________________________ Dated: __________________, 2007

Please sign above exactly as your name or names appear on this card. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.

FOLD AND DETACH HERE